Exhibit 10.2

FIRST AMENDMENT TO COLLABORATION, OPTION AND LICENSE AGREEMENT

This First Amendment to Collaboration, Option and License Agreement (this “First Amendment”), dated August 13, 2019 (the “First Amendment Effective Date”), is by and between Nurix Therapeutics, Inc., a Delaware corporation (“Nurix”) and Gilead Sciences, Inc., a Delaware corporation (“Gilead”).

RECITALS

WHEREAS, Nurix and Gilead entered into that certain Collaboration, Option and License Agreement, dated as of June 10, 2019 (the “Collaboration Agreement,” and as amended by this First Amendment, the “Agreement”); and

WHEREAS, Nurix and Gilead wish to amend the Collaboration Agreement to clarify certain provisions thereunder, all in accordance with the terms set forth in this First Amendment.

NOW THEREFORE, in consideration of the mutual covenants and obligations set forth herein, Nurix and Gilead hereby agree to amend the Collaboration Agreement as follows:

AGREEMENT

1.Definitions. All capitalized terms not otherwise defined herein shall have the respective meanings assigned to them in the Collaboration Agreement.

2.Ownership. Section 12.5 of the Collaboration Agreement is hereby deleted in its entirety and replaced with the following:

12.5	Ownership.
12.5.1

Background and Sole IP. As between the Parties, each Party will retain ownership of all Patents, Know-How and other intellectual property rights that are Controlled by such Party prior to the Effective Date or are otherwise developed by such Party outside of this Agreement (with respect to such Party, its “Background IP”). As between the Parties, and subject to the terms and conditions of this Section 12.5.1 (Background and Sole IP), all Inventions made or created solely by a Party's or any of its Affiliates' employees, independent contractors or consultants, in the course of conducting activities under this Agreement, together with all intellectual property rights therein, will be owned by such Party (“Sole IP”). Any Patent or Know-How covering any derivative or modification of or to a Gilead Target Binder, which derivative or modification (a) was developed by or on behalf of a Party or its Affiliates or jointly by or on behalf of the Parties or their Affiliates under this Agreement and (b) is designed to attach such Gilead Target Binder to a Linker, will be deemed Gilead Background IP (such Patent or Know-How, “Gilead Target Binder IP”). Nurix hereby assigns to Gilead, and will assign to Gilead, all of Nurix's rights, title and interests in and to any and all Gilead Target Binder IP. In addition, Nurix will promptly disclose to Gilead all Gilead Target Binder IP, and will perform all actions reasonably requested by Gilead to permit and assist Gilead in evidencing, perfecting, obtaining,

EXECUTION VERSION

maintaining, defending and enforcing Gilead's rights in Gilead Target Binder IP, including executing all relevant documents (including written assignments to Gilead).
12.5.2

Joint IP. All Inventions made or created jointly by each Party's (or any of its Affiliates') employees, independent contractors or consultants, in the course of conducting activities under this Agreement, together with all Patents therein, will be jointly owned by the Parties (“Joint IP”). For clarity, any Patent or Know-How covering any compound (including any Degrader Compound) identified, synthesized or Researched under a Research Program, where the Target Binder incorporated in such compound (including Degrader Compound) is covered by any Patent or Know-How Controlled by Gilead or its Affiliates and was contributed by Gilead or its Affiliates, and the Linker incorporated in such compound (including Degrader Compound) is Controlled and was contributed by Nurix or one of its Affiliates, will be deemed Joint IP (“Combined Degrader Compound IP”). Subject to the terms and conditions of this Agreement (including this Article 12), Joint IP will be owned jointly by Gilead and Nurix on the basis of an equal, undivided interest without a duty to account to the other Party and will be deemed to be Controlled by each Party, and each Party will have the right to use such Joint IP, or license such Joint IP to its Affiliates or any Third Party, or sell or otherwise transfer its interest in such Joint IP to its Affiliates or a Third Party, in each case without the consent of the other Party. Notwithstanding the immediately preceding sentence, but subject to the remaining terms of this Agreement (including the remaining terms of this Article 12), each Party will only have the right to use Combined Degrader Compound IP, or license such Combined Degrader Compound IP to its Affiliates or any Third Party, or sell or otherwise transfer its interest in such Combined Degrader Compound IP to its Affiliates or a Third Party, in each case, without the consent of the other Party, if and so long as such use, sale, license or transfer is limited to Research activities. If a Party wishes to use any Combined Degrader Compound IP in any Development or Commercialization activities on behalf of itself, its Affiliates or any Third Party, such Party shall provide written notice to the other Party, and the Parties will negotiate with one another in good faith for one hundred and eighty (180) days to agree upon the royalties to be paid to the other Party for use of such Combined Degrader Compound IP in such Development or Commercialization activities. In the event that the Parties are unable to reach agreement on such royalties within the one hundred and eighty (180) day period as described above, then either Party may submit such matter to baseball arbitration for resolution in accordance with Section 17.6.3 (Baseball Arbitration).

12.5.3	Inventorship. All determinations of inventorship under this Agreement will be made in accordance with U.S. patent law.

3.General. Except as expressly set fo1th herein, the Collaboration Agreement shall continue in full force and effect and, as modified or amended, is hereby ratified, confirmed and approved.

Notwithstanding the foregoing, in the event of any conflict between the terms of this First Amendment and the terms of the Collaboration Agreement, the terms of this First Amendment shall control. No provision of this First Amendment may be modified or amended except expressly in a writing signed by both Parties nor shall any terms be waived except expressly in a writing signed by the Party charged therewith. This First Amendment shall be governed in accordance with the laws of the State of California, without giving effect to any choice of law rules. This First Amendment may be executed in counterparts with the same effect as if both Parties had signed the same document.

(Remainder of Page Intentionally Left Blank; Signature Page Follows)

IN WITNESS WHEREOF, and intending to be legally bound hereby, the Parties have entered into this First Amendment to be executed by their respective duly authorized officers as of the First Amendment Effective Date.

NURIX THERAPEUTICS, INC.	GILEAD SCIENCES, INC.
By: /s/ Pierre Beaurang_______	By: /s/ Muhieddine Makkouk______
Name:Pierre Beaurang	Name:Muhieddine Makkouk
Title:Chief Business Officer	Title:VP, Alliance Management & Strategy

Signature Page to First Amendment to Collaboration, Option and License Agreement